Exhibit 4.4

PLEDGE AGREEMENT

By

INTCOMEX, INC.

INTCOMEX HOLDINGS, LLC

INTCOMEX HOLDINGS SPC-I, LLC

and

THE BANK OF NEW YORK,

as Trustee

Dated as of August 25, 2005

TABLE OF CONTENTS

		Page

PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1.	DEFINITIONS	2
SECTION 1.2.	INTERPRETATION	4
SECTION 1.3.	RESOLUTION OF DRAFTING AMBIGUITIES	4
SECTION 1.4.	PERFECTION CERTIFICATE	4

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1.	GRANT OF SECURITY INTEREST	4
SECTION 2.2.	FILINGS	5
SECTION 2.3.	SECOND PRIORITY NATURE OF LIENS	5

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	DELIVERY OF CERTIFICATED SECURITIES COLLATERAL	6
SECTION 3.2.	PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL	6
SECTION 3.3.	FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	7
SECTION 3.4.	JOINDER OF ADDITIONAL PLEDGORS	7
SECTION 3.5.	SUPPLEMENTS; FURTHER ASSURANCES	7

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	TITLE	8
SECTION 4.2.	VALIDITY OF SECURITY INTEREST	8
SECTION 4.3.	DEFENSE OF CLAIMS; TRANSFERABILITY OF PLEDGED COLLATERAL	8
SECTION 4.4.	OTHER FINANCING STATEMENTS	9
SECTION 4.5.	CHIEF EXECUTIVE OFFICE; CHANGE OF NAME; JURISDICTION OF ORGANIZATION	9
SECTION 4.6.	DUE AUTHORIZATION AND ISSUANCE	9
SECTION 4.7.	CONSENTS, ETC.	10
SECTION 4.8.	PLEDGED COLLATERAL	10

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	PLEDGE OF ADDITIONAL SECURITIES COLLATERAL	10
SECTION 5.2.	VOTING RIGHTS; DISTRIBUTIONS; ETC.	10
SECTION 5.3.	DEFAULTS, ETC.	11
SECTION 5.4.	CERTAIN AGREEMENTS OF PLEDGORS AS ISSUERS AND HOLDERS OF CAPITAL INTERESTS	12

ARTICLE VI

REMEDIES
SECTION 6.1.	REMEDIES	12
SECTION 6.2.	NOTICE OF SALE	13
SECTION 6.3.	WAIVER OF NOTICE AND CLAIMS	13
SECTION 6.4.	CERTAIN SALES OF PLEDGED COLLATERAL	14
SECTION 6.5.	NO WAIVER; CUMULATIVE REMEDIES	15

ARTICLE VII

APPLICATION OF PROCEEDS
SECTION 7.1.	APPLICATION OF PROCEEDS	16

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PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of August 25, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by Intcomex, Inc., a Delaware corporation (the “Company”), Intcomex Holdings, LLC, a Delaware limited liability company, and Intcomex Holdings SPC-1, LLC, a Delaware limited liability company (together with the Company and the other pledgors from time to time party hereto, collectively, the “Pledgors,” and each, a “Pledgor”), in favor of The Bank of New York, in its capacity as Trustee pursuant to the Indenture, dated as of the date hereof, by and among the Company, the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below.

R E C I T A L S :

WHEREAS, the Company has issued, on the date hereof, 11 3/4% Second Priority Senior Secured Notes due 2011 in the aggregate principal amount of $120,000,000 (collectively, the “Notes”), pursuant to an indenture, dated as of the date hereof, between the Company, the guarantors party thereto and the Trustee (the “Indenture”);

WHEREAS, the Noteholders have authorized and directed the Trustee to enter into this Agreement;

WHEREAS, in order to induce the Noteholders to purchase the Notes, each Pledgor has agreed to secure the payment and performance of the Obligations (as hereinafter defined) and to accomplish same by (i) executing and delivering to the Trustee this Agreement and (ii) delivering to the Trustee any and all other documents required hereunder; and

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the term “Proceeds” shall have the meanings assigned to it in the UCC.

Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture. Section 1.4 of the Indenture shall apply herein mutatis mutandis.

(b) The following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Company” shall have the meaning assigned to such term in the Preamble hereof.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Financing Documents” shall mean, collectively, the Indenture, the Notes and all guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Pledgor in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Indenture” shall have the meaning assigned to such term in the Recitals hereof.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Pledgors to the Trustee or any Noteholder, including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Indenture, the Notes or any of the other Financing Documents, whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any

Pledgor under the United States Bankruptcy Law or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct of indirect, absolute or contingent, joint or several, due or to become due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

“Perfection Certificate” shall mean that certain perfection certificate dated August 25, 2005, executed and delivered by each Pledgor in favor of the Trustee for the benefit of itself and the Noteholders, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Trustee) executed and delivered by the applicable Pledgor in favor of the Trustee for the benefit of itself and the Noteholders contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.4 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Indenture or upon the request of the Trustee.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Capital Interests of each Restricted Subsidiary, including the Restricted Subsidiaries, set forth on Schedules 10(a) and 10(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Capital Interests of whatever class of any such Restricted Subsidiary acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Interests in each such Restricted Subsidiary or under any organizational document of each such Restricted Subsidiary, and the certificates, instruments and agreements representing such Capital Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Interests, (ii) all Capital Interests of any Restricted Subsidiary, which Capital Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Capital Interests of whatever class of any such Restricted Subsidiary acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Interests or under any organizational document of any such Restricted Subsidiary, and the certificates, instruments and agreements representing such Capital Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Capital Interests issued in respect of the Capital Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Capital Interests; provided that the term “Pledged Securities” shall not include (a) the Capital Interests of any Foreign Restricted Subsidiary in excess of 65% of the Capital Interests of any directly owned Foreign Restricted Subsidiary and (b) the Capital Interests of any Domestic Restricted Subsidiary that is a limited liability company and directly owns a Foreign Restricted Subsidiary.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Secured Parties” shall mean, collectively, the Trustee and the Noteholders.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions.

“Trustee” shall have the meaning assigned to such term in the Preamble hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Trustee’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Indenture shall be applicable to this Agreement.

SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Secured Parties) shall not be employed in the interpretation hereof.

SECTION 1.4. Perfection Certificate. The Trustee and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Trustee for its benefit and the benefit of the Noteholders, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Securities Collateral;

(ii)	all rights with respect to the Securities Collateral and books and records relating to the Securities Collateral; and

(iii)	all Proceeds of each of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (iii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, at all times, (i) any Excluded Assets and the Pledgors shall from time to time at the request of the Trustee give written notice to the Trustee identifying in reasonable detail the Excluded Assets and shall provide to the Trustee such other information regarding the Excluded Assets as the Trustee may reasonably request and (ii) in the event that Rule 3-16 of Regulation S-X under the Securities Act (or any successor regulation) requires the filing with the SEC of separate financial statements of any Subsidiary of any Pledgor because such Subsidiary’s Capital Interests are Pledged Collateral, the portion (or, if necessary, all) of such Capital Interests necessary to eliminate such filing requirement will automatically be deemed released and to not have been part of the Pledged Collateral and the Company and the Trustee shall amend or modify this Agreement as necessary to evidence such release. From and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Trustee unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Trustee at any time and from time to time to file in any relevant jurisdiction (i) any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Trustee promptly upon request by the Trustee.

(b) Each Pledgor hereby ratifies its authorization for the Trustee to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

SECTION 2.3. Second Priority Nature of Liens. In the event any of the Pledged Collateral is pledged to a holder of First Priority Lien Debt, notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement shall be a second priority lien on and security interest in the Pledged Collateral (second only to the lien securing the First Priority Lien Obligations) and the exercise of any right or remedy by the Trustee hereunder will be subject to the provisions of any intercreditor agreement with or for the benefit of such holder of First Priority Lien Debt. In the event of any conflict between the terms of such intercreditor agreement and this Agreement, the terms of such intercreditor agreement shall govern and control. Notwithstanding anything herein to the contrary, in the event any of the Pledged Collateral is pledged to a holder of First Priority Lien Debt, (i) the requirements of this Agreement to endorse, sign or deliver Pledged Collateral to the Trustee shall be deemed satisfied by endorsement, assignment or delivery of such Pledged Collateral to the Collateral Agent (as bailee for the Trustee) and (ii) any endorsement, assignment or delivery to the Collateral Agent (as bailee for the Trustee) shall be deemed an endorsement, assignment or delivery to the Trustee for all purposes hereunder.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Trustee in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Trustee has a perfected security interest therein prior to all other Liens on such Securities Collateral except for Liens, if any, securing the First Priority Lien Obligations. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within five days after receipt thereof by such Pledgor) be delivered to and held by or on behalf of the Trustee pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Trustee or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Trustee has a perfected security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Trustee an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Trustee, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Trustee the right to transfer such Pledged Securities under the terms hereof, (iii) upon request by the Trustee, provide to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, confirming such pledge and perfection thereof, and (iv) after the occurrence and during the continuance of any Event of Default, upon request by the Trustee, (A) cause the organizational documents of each such issuer that is a Subsidiary of the Company to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Trustee in accordance with the provisions of this Section 3.2; provided that the Trustee shall have no obligations to make any request specified in clauses (iii) and (iv) of this Section 3.2 unless instructed to do so by the holders of a majority in principal amount of the then outstanding Notes.

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Trustee in respect of the Pledged Collateral have been delivered to the Trustee in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected security interest subject only to Permitted Collateral Liens.

SECTION 3.4. Joinder of Additional Pledgors. The Pledgors shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to pledge any Capital Interests in Restricted Subsidiaries to the Trustee for the benefit of the Secured Parties pursuant to the provisions of the Indenture, to execute and deliver to the Trustee (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto within thirty (30) days of the date on which it was acquired or created and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 3.5. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Trustee such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as necessary or appropriate or as the Trustee may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Trustee hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Trustee’s security interest in the Pledged Collateral or permit the Trustee to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this

Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, wherever required by law to perfect, continue and maintain the validity, enforceablity and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Trustee hereunder, as against third parties, with respect to the Pledged Collateral. If an Event of Default has occurred and is continuing, the Trustee may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.

SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Trustee for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) subject to the filings and other actions described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Trustee for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Collateral Liens.

SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Trustee and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Trustee or any other Secured Party other than Permitted Collateral Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Trustee hereunder.

SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Trustee pursuant to this Agreement or in favor of any holder of a Permitted Collateral Lien with respect to such Permitted Collateral Lien or financing statements or public notices relating to the termination statements listed on Schedule 9 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

SECTION 4.5. Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) No Pledgor will effect any change (i) to its legal name, (ii) in its identity or organizational structure, (iii) in its organizational identification number, if any, or (iv) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Trustee promptly but in any event within 10 days after such change, written notice clearly describing such change and providing such other information in connection therewith as the Trustee may reasonably request and (B) it shall take all action necessary to maintain the perfection and priority of the security interest of the Trustee for the benefit of the Secured Parties in the Pledged Collateral.

(b) The Trustee may conclusively rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in clause (a) of this Section 4.5. If any Pledgor fails to provide information to the Trustee about such changes on a timely basis, the Trustee shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Trustee needed to have information relating to such changes. The Trustee shall have no duty to inquire about such changes if any Pledgor does not inform the Trustee of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Trustee to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.7. Consents, etc. In the event that the Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Trustee, such Pledgor agrees to use its best efforts to assist and aid the Trustee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities, accept the same in trust for the benefit of the Trustee and promptly (but in any event within five days after receipt thereof) deliver to the Trustee a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities. Each Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity;

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Trustee to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of itself and the Noteholders, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days after receipt thereof) delivered to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Trustee shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right (but not an obligation) to exercise such voting and other consensual rights.

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Trustee appropriate instruments as necessary or as the Trustee may request in order to permit the Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(a)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the organizational documents and certificates representing such Pledged Securities that have been delivered to the Trustee) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Capital Interests.

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable organizational document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Trustee or its nominee and to the substitution of the Trustee or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

REMEDIES

SECTION 6.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Trustee may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Trustee, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Trustee and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Trustee;

(ii) Retain and apply the Distributions to the Obligations as provided in Article VII hereof;

(iii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(iv) Exercise all the rights and remedies of a secured party on default under the UCC, and the Trustee may also in its sole discretion, without notice except as specified in Section 6.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable. The Trustee or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Trustee arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 6.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 6.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Trustee’s taking possession or the Trustee’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Trustee shall not be liable for any incorrect or improper payment made pursuant to this Article VI in the absence of gross negligence or willful misconduct on the part of the Trustee. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 6.4. Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Trustee shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Trustee, for the benefit of the Trustee, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities

Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Trustee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Trustee such number of prospectuses, offering circulars or other documents incident thereto as the Trustee from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Trustee and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Trustee determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Trustee all such information as necessary or as the Trustee may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Trustee and the other Secured Parties, that the Trustee and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 6.5. No Waiver; Cumulative Remedies.

(a) No failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Trustee be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Trustee shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Financing Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, the Pledgors, the Trustee and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Trustee and the other Secured Parties shall continue as if no such proceeding had been instituted.

ARTICLE VII

APPLICATION OF PROCEEDS

SECTION 7.1. Application of Proceeds. The proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies shall be applied, together with any other sums then held by the Trustee pursuant to this Agreement, in accordance with the Indenture.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1. Concerning Trustee.

(a) The Trustee has been appointed as Trustee pursuant to the Indenture. The actions of the Trustee hereunder are subject to the provisions of the Indenture and all rights, privileges, protections, immunities, benefits and indemnities of the Trustee thereunder are incorporated herein by reference. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Indenture. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

(b) The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Trustee shall be entitled to conclusively rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) If any item of Pledged Collateral also constitutes collateral granted to the Trustee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Trustee, in its sole discretion, shall select which provision or provisions shall control.

(e) The Trustee acknowledges and agrees that any provision of this Agreement to the contrary notwithstanding, (i) no Pledgor shall be required to act or refrain from acting (A) in a manner that is inconsistent with the terms or (B) with respect to any Pledged Collateral in any manner that would result in a default under the terms and provisions of any First Lien Financing Document and (ii) any action required to be taken by a Pledgor (or omission to act) pursuant to the terms of any First Lien Financing Document in respect of Pledged Collateral will not put such Pledgor in violation of or result in a default under the terms of this Agreement or the Indenture; provided, however, that (x) other than as required by the Indenture, this clause (ii) shall in no event require the release of any Liens securing the Obligations or (y) this clause (ii) shall not impair the right of the Trustee and the Noteholders to be secured by any Collateral.

(f) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(g) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(h) The Trustee shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

SECTION 8.2. Trustee May Perform; Trustee Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Trustee shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Indenture. Any and all amounts so expended by the Trustee shall be paid by the Pledgors in accordance with the provisions of Section 7.7 of the Indenture. Neither the provisions of this Section 8.2 nor any action taken by the Trustee pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Trustee its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Trustee’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which the Trustee may deem necessary or advisable to accomplish the purposes hereof (but the Trustee shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 8.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

SECTION 8.4. Termination; Release. (a) The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Indenture. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Indenture, the Trustee shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Trustee except as to the fact that the Trustee has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC 3 termination statements or releases) provided to it acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be; and

(b) Upon the request of the Company, any Pledged Collateral shall be immediately released in accordance with Section 10.3(f) of the Indenture.

SECTION 8.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Trustee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 8.6. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Company set forth in the Indenture and as to the Trustee, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 6.6.

SECTION 8.7. Governing Law, Waiver of Jury Trial. Section 12.8 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 8.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 8.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 8.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 8.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 8.12. No Claims Against Trustee. Nothing contained in this Agreement shall constitute any consent or request by the Trustee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Trustee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 8.13. No Release. Nothing set forth in this Agreement or any other Financing Document, nor the exercise by the Trustee of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Trustee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Trustee or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Financing Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Trustee nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Trustee or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 6.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture and the other Financing Documents.

SECTION 8.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Indenture or any other Financing Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Financing Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any other Financing Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 6.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Trustee have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

Very truly yours,

INTCOMEX, INC., as Pledgor

By:	/s/ Isaac Shalom
Name: Isaac Shalom
Title: Secretary

INTCOMEX HOLDINGS, LLC, as Pledgor

By:	/s/ Isaac Shalom
Name: Isaac Shalom
Title: Secretary,
Intcomex, Inc., its sole member

INTCOMEX HOLDINGS SPC-I, LLC, as Pledgor

By:	/s/ Isaac Shalom
Name: Isaac Shalom
Title: Secretary,
Intcomex, Inc., its sole member

S-1

Very truly yours,

THE BANK OF NEW YORK, as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Assistant Vice President

S-2

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of August 25, 2005, made by Intcomex, Inc., a Delaware corporation (the “Company”), Intcomex Holdings, LLC and Intcomex Holdings SPC-1, LLC (together with the Company, collectively, the “Pledgors,” and each, a “Pledgor”) and The Bank of New York, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”), (ii) agrees promptly to note on its books the security interests granted to the Trustee and confirmed under the Pledge Agreement, (iii) agrees that it will comply with instructions of the Trustee with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Trustee upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Trustee therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Pledge Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Trustee or its nominee or the exercise of voting rights by the Trustee or its nominee.

[ ]

By:
Name: Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of August     , 2005, is delivered pursuant to Section 5.1 of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of August 25, 2005, made by Intcomex, Inc., a Delaware corporation (the “Company”), Intcomex Holdings, LLC and Intcomex Holdings SPC-1, LLC (together with the Company, collectively, the “Pledgors,” and each, a “Pledgor”) and The Bank of New York, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Pledge Agreement and that the Pledged Securities listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER CAPITAL INTERESTS OF ISSUER

[ ], as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

________________________

________________________

________________________

________________________

Ladies and Gentlemen:

Reference is made to the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of August 25, 2005, made by Intcomex, Inc., a Delaware corporation (the “Company”), Intcomex Holdings, LLC and Intcomex Holdings SPC-1, LLC (together with the Company, collectively, the “Pledgors,” and each, a “Pledgor”) and The Bank of New York, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”).

This Joinder Agreement supplements the Pledge Agreement and is delivered by the undersigned, [                    ] (the “New Pledgor”), pursuant to Section 3.4 of the Pledge Agreement. The New Pledgor hereby agrees to be bound as a Pledgor party to the Pledge Agreement by all of the terms, covenants and conditions set forth in the Pledge Agreement to the same extent that it would have been bound if it had been a signatory to the Pledge Agreement on the date of the Pledge Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Trustee, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Pledge Agreement and Articles IV and V of the Indenture.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Pledge Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

[Schedules to be attached]